Exhibit 99

                      Arthur Andersen LLP

             Report of Independent Public Accountants


To the Board of Directors
of National Community Banks, Inc.

We have audited the accompanying consolidated statement of income, changes in shareholders' equity and cash flows for the year ended December 31, 1992 of National Community Banks, Inc. (a New Jersey Corporation) and its subsidiary. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of National Community Banks, Inc. and subsidiary for the year ended December 31, 1992, in conformity with generally accepted accounting principles.

As described in Note 13 to the consolidated financial statements, National Community Banks, Inc. (the Company), its subsidiary, National Community Bank of New Jersey, and certain directors and officers of the Company have been named defendants in a complaint seeking relief on behalf of a class of shareholders. This litigation continues to be in a preliminary stage and its ultimate outcome cannot be determined.


                                                  \s\ Arthur Andersen LLP

                                                   Arthur Andersen LLP


Roseland, New Jersey
January 12, 1993 (except with
respect to the matter discussed
in Note 18, as to which the date
is January 29, 1993)